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                                                                    Exhibit 16.1

July 12, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:


We have read and agree with the comments in Sentence 1 of Paragraph 1 and Paragraphs 2, 3 and 4 on page 105 under the heading "Change in Independent Accountants" in Amendment No. 4 to Form S-4 of Mattress Discounters dated July 14, 2000.


Yours truly,


DELOITTE & TOUCHE LLP